EXHIBIT 3.241
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:58 PM 12/06/2002
020749847 — 3000931
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
TRI-SHELL 21 LLC
Under Section 18-208 of the
Delaware Limited Liability Company Act
This Second Amended and Restated Certificate of Formation of Tri-Shell 21 LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of Section 18-208 of the Delaware Limited Liability Company Act, to again amend and restate the Amended and Restated Certificate of Formation (the -Certificate of Formation”) of the Company, which was filed on October 2, 2002 with the Secretary of State of Delaware.
1. The original name of the Company was Douglas Hospital, LLC and its Original Certificate of Formation was filed February 3, 1999.
2. The name of the Company was subsequently changed to Tri-Shell 21 LLC pursuant to the Amended and Restated Certificate of Formation tiled October 2, 2002.
3. The Certificate of Formation is hereby again amended and restated in its entirety to read as follows:
FIRST: The name of the Company is Crestwood Hospital, LLC.
SECOND: The address of the registered office of the Company in the Stare of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.”
IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Formation as of December 6, 2002.
By: /s/Donald P. Fay
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 12/27/2002
020803109 — 3000931
CERTIFICATE OF MERGER
OF
Crestwood Hospital & Nursing Home, Inc_
INTO
Crestwood Hospital, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Crestwood Hospital, LLC (“Crestwood LLC”)	Delaware

Crestwood Hospital & Nursing Home, Inc.	Alabama
(“Crestwood Hospital”)
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
THIRD: Crestwood Hospital shall be merged with and into Crestwood LLC, with Crestwood LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Crestwood Hospital, LLC.
FOURTH: The Certificate of Formation of Crestwood LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity_ The address of the principal place of business of the Surviving Entity is 5800 Tennyson Parkway, Plano, Texas 75024.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of either constituent entity,
SEVENTH: This Certificate of Merger shall be effective at 12:05 a.m. (Eastern Standard Time) on January 1, 2003.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 23rd day of December, 2002.
Crestwood Hospital, LLC
By: /s/Donald P. Fay
Executive Vice President /Authorized Person

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRESTWOOD HOSPITAL, LLC
This Amended and Restated Limited Liability Company Agreement of Crestwood Hospital, LLC, effective as of January 1, 2003 (this “Amended and Restated Agreement”), is entered into by Triad Holdings III, LLC as the sole member of the Company (the “Member”).
WHEREAS, the Company was formed as a Delaware limited liability company on February 3, 1999 under the name Douglas Hospital, LLC pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”);
WHEREAS, the Company amended its Certificate of Formation on October 2, 2002, changing the name of the Company from Douglas Hospital, LLC to Tri-Shell 21 LLC;
WHEREAS, pursuant to a Contribution Agreement effective as of January 1, 2003, Triad Hospitals, Inc., the former sole member of the Company, contributed its limited liability company interest in the Company to the Member on January 1, 2003; and
WHEREAS, the Member desires to enter into this Amended and Restated Agreement to change the name of the Company and to define formally and express the terms of the Company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Formation. The Company has been formed and established as a Delaware limited liability company by the filing of a Certificate of Formation, and an Amendment thereto (collectively, the “Certificates”), pursuant to the Act with the Secretary of State of the State of Delaware. The Member hereby ratifies, confirms and approves in all respects the actions taken in organizing the Company, including, without limitation, the preparation and filing with the Secretary of State of the State of Delaware of the Certificates (and any amendments and/or restatements thereof), any other certificates (and any amendments and/or restatements thereof) necessary with respect to qualification of the Company to do business.
2. Name. The name of the limited liability company is Crestwood Hospital, LLC (the “Company”).
3. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.

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4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
6. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.
7. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates Donald P. Fay, Hallie K. Ziesmer and any person the Member may designate from time to time as an authorized person, within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including, without limitation, amending the name of the Company to Crestwood Hospital, LLC. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Robert P. Frutiger	Vice President
Michael Silhol	Vice President
Burke W. Whitman	Executive Vice President and Treasurer
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
8. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

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9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Amended and Restated Agreement) prior to the dissolution and winding up of the Company.
12. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Amended and Restated Agreement or a counterpart of this Amended and Restated Agreement and thereupon shall become the “Member” for purposes of this Amended and Restated Agreement.
14. Liability of Member, Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Certificate(s) of interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
17. Amendment. This Amended and Restated Agreement may be amended from time to time with the consent of the Member.
18. Governing Law. This Amended and Restated Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement on the        day of December 2002.
TRIAD HOLDINGS III, LLC
By: /s/Donald P. Fay
Executive Vice President

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